Exhibit 10.8

NON QUALIFIED STOCK OPTION

AGREEMENT (this “Agreement”) dated as of

                        , between NORANDA ALUMINUM

HOLDING CORPORATION, a Delaware

corporation (the “Company”), APOLLO

MANAGEMENT VI, L.P. and APOLLO

ALTERNATIVE ASSETS, L.P. (each an

“Optionee” and collectively, the “Optionees”).

WHEREAS, pursuant to the Stock Acquisition Agreement, dated as of April 10, 2007, by and among Noranda Finance LLC (as successor in interest to Noranda Finance Inc.), Noranda Aluminum Acquisition Corporation (formerly named Music City Acquisition Corporation), a Delaware corporation (“Acquisition Corp.”) and Xstrata (Schweiz) A.G. (“Xstrata”), Acquisition Corp. has acquired all of the outstanding capital stock of Noranda Intermediate Holding Corporation, a Delaware corporation wholly owned by Noranda Finance LLC (the “Acquisition”) effective as of May 18, 2007 (the “Closing Date”);

WHEREAS, on the terms and subject to the conditions set forth in Section 7 of the Amended and Restated Securityholders Agreement relating to the Company, by and among the Company and certain of its securityholders, dated as of October 23, 2007, as the same may be amended from time to time (the “Securityholders Agreement”), Noranda Holdings, LP, Apollo Investment Fund VI, L.P., and each of their respective Affiliates (the “Apollo Group”) are entitled to designate for election or appointment members of the Company’s Board of Directors (the “Board”);

WHEREAS, the Company desires that the Optionees make available for service as directors of the Company certain individuals who provide services to, and/or own equity interests in, the Optionees and their respective Affiliates (any such individuals so appointed or designated by the Apollo Group from time to time, the “Apollo Directors”);

WHEREAS, the Apollo Group has appointed the Apollo Directors to the Board;

WHEREAS, in consideration of the Optionees making available to the Company the services of the Apollo Directors, the Company, acting through the Committee with the consent of the Board has agreed to grant to the Optionees, effective on                      (the “Grant Date”), options under the Amended and Restated Noranda Aluminum Holding Corporation 2007 Long-Term Incentive Plan (the “Plan”) to purchase a number of shares of the Company’s common stock (“Shares”) on the terms and subject to the conditions set forth in this Agreement and the Plan; and

WHEREAS, future securities in the Company (including those being acquired pursuant to this Agreement) owned by the Optionees shall be subject to the terms of the Securityholders Agreement.

NOW, THEREFORE, in consideration of the promises and of the mutual agreements contained in this Agreement, the parties hereto hereby agree as follows:

Section 1. The Plan. The terms and provisions of the Plan are hereby incorporated into this Agreement as if set forth herein in their entirety. In the event of a conflict between any provision of this Agreement and the Plan, the provisions of this Agreement shall control. A copy of the Plan may be obtained from the Company by an Optionee upon request. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Plan or the Securityholders Agreement, as the case may be.

Section 2. Options; Option Price. Effective on the Grant Date, on the terms and subject to the conditions of the Plan and this Agreement, the Company hereby grants to the Optionees options (the “Options”) to purchase Shares at the price per Share (the “Option Price”) and in the amounts set forth on the signature page hereto. To the extent permitted by the Committee, payment of the Option Price may be made in any manner specified by Section 5.6 of the Plan. The Options are not intended to qualify for federal income tax purposes as an “incentive stock option” within the meaning of Section 422 of the Code.

Section 3. Term. The term of the Options (the “Options Term”) shall commence on the Grant Date and expire on the tenth anniversary of the Grant Date, unless the Options shall have sooner been terminated in accordance with the terms of the Plan (including, without limitation, Article V of the Plan) or this Agreement.

Section 4. Vesting. The Options shall be fully vested and exercisable on the Grant Date.

Section 5. Restriction on Transfer/Securityholders Agreement. The Options shall not be subject to execution, attachment or similar process. The Options, and shares of Common Stock acquired pursuant to the exercise of Options hereunder, will be subject to the Securityholders Agreement. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Options contrary to the provisions of this Agreement or the Securityholders Agreement shall be null and void and without effect.

Section 6. [Reserved]

Section 7. Termination. The Options shall automatically terminate and shall become null and void, be unexercisable and be of no further force and effect upon the earliest of:

(a) the tenth anniversary of the Grant Date;

(b) the date that is 180 days following the first date on which the Optionees and their Affiliates both (y) no longer hold at least 2% of the Shares of the Company and (z) no longer have the right to appoint at least one member of the Board (such first date a “Termination Trigger Date”).

Section 8. Securities Law Representations. Each of the Optionees acknowledges that the Options and the Shares are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), based, in part, on either (i) reliance upon an exemption from registration under Securities and Exchange Commission Rule 701 promulgated under the Securities Act or (ii) the fact that the Optionee is an “accredited investor” (as defined under the Securities Act and the rules and regulations promulgated thereunder), and, in each of (i) and (ii) above, a comparable exemption from qualification under applicable state securities laws, as each may be amended from time to time. Each of the Optionees, by executing this Agreement, hereby makes the following representations to the Company and acknowledges that the Company’s reliance on federal and state securities law exemptions from registration and qualification is predicated, in substantial part, upon the accuracy of these representations:

(a) The Optionee is an “accredited investor” within the meaning of Rule 501(a)(1), (2) or (3) of the Securities Act.

(b) The Optionee is acquiring the Option and, if and when it exercises the Option, will acquire the Shares solely for the Optionee’s own account, for investment purposes only, and not with a view to or an intent to sell, or to offer for resale in connection with any unregistered distribution, all or any portion of the Shares or Option within the meaning of the Securities Act and/or any applicable state securities laws.

(c) The Optionee acknowledges that it has not acquired the Option or the Shares as a result of any general solicitation or general advertising in the United States, including any meeting whose attendees have been invited by general solicitation or general advertising.

(d) The Optionee has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Option and the restrictions imposed on any Shares purchased upon exercise of the Option. The Optionee has been furnished with, and/or has access to, such information as it considers necessary or appropriate for deciding whether to exercise the Option and purchase the Shares. However, in evaluating the merits and risks of an investment in the Shares, the Optionee has and will rely only upon the advice of its own legal counsel, tax advisors, and/or investment advisors.

(e) The Optionee is aware that the Option may be of no practical value, that any value it may have depends on its vesting and exercisability as well as an increase in the Fair Market Value of the underlying Shares to an amount in excess of the Option Price, and that any investment in common shares of a closely held corporation such as the Company is non-marketable, non-transferable and could require capital to be invested for an indefinite period of time, possibly without return, and at substantial risk of loss.

(f) The Optionee understands that the Option and the Shares are being offered in an Acquisition not involving any public offering within the United States within the meaning of the Securities Act and that the Option and the Shares have not been and will not be registered under the Securities Act, and that the Option and the Shares are "restricted securities" as defined by Rule 144(a)(3) under the Securities Act, and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances, including in accordance with the conditions of Rule 144 promulgated under the Securities Act or in an offshore Acquisition meeting the requirements of Rule 903 or 904 of Regulation S under the Securities Act, each as presently in effect. The Optionee acknowledges reviewing a copy of Rule 144 promulgated under the Securities Act and Regulation S under the Securities Act, as presently in effect, and represents that it is familiar with such rule, and understands the resale limitations imposed thereby and by the Securities Act and the applicable state securities law.

(g) The Optionee agrees that it will comply with all applicable laws and regulations in effect in any jurisdiction in which it sells any of the securities or otherwise transfers any interest therein.

(h) The Optionee has read and understands the restrictions and limitations set forth in the Securityholders Agreement, the Plan and this Agreement.

(i) The Optionee understands and acknowledges that, if and when it exercises the Option, (i) any certificate evidencing the Shares (or evidencing any other securities issued with respect thereto pursuant to any stock split, stock dividend, merger or other form of reorganization or recapitalization) when issued shall bear any legends which may be required by applicable federal and state securities laws, and (ii) except as otherwise provided under the Securityholders Agreement, the Company has no obligation to register the Shares or file any registration statement under federal or state securities laws.

Section 9. Indemnification. The Company (the “Indemnitor”) agrees that it shall, jointly and severally, indemnify and hold harmless the Optionees, the partners and Affiliates of the Optionees and any director, officer, partner, agent or employee of the Optionees or any of their partners, shareholders or Affiliates (collectively, the “Indemnified Persons”) on demand from and against any and all liabilities, costs, expenses and disbursements (including reasonable fees and expenses of counsel and other advisors) (collectively, “Claims”) of any kind with respect to or arising from this Agreement or the performance by any Indemnified Person of any services in connection herewith. Notwithstanding the foregoing provision, the Indemnitor shall not be liable for any Claim under this Section 9 arising from the willful misconduct of any Indemnified Person.

Section 10. Notices. All notices, claims, certifications, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

If to the Company, to it at:

Noranda Aluminum Holding Corporation

c/o Apollo Management VI, L.P.

9 West 57th Street

43rd Floor

Facsimile: (212) 515-3288

Attention: Eric L. Press

with a copy (which shall not constitute notice) to:

Apollo Management, L.P.

9 West 57th Street

43rd Floor

New York, New York 10019

Facsimile: (212) 515-3288

Attention: Eric L. Press

and

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Facsimile: (212) 403-2269

Attention: Andrew J. Nussbaum, Esq.

If to an Optionee, at the address set forth on the signature page hereto; or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice or other communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day after the date of delivery), (b) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (c) in the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

Section 11. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

Section 12. Optionees’ Undertaking. Each of the Optionees hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the express provisions of this Agreement and the Plan; provided, however, that such additional actions and documents are consistent with the terms of this Agreement.

Section 13. Modification of Rights. The rights of the Optionees are subject to modification and termination in certain events as provided in this Agreement and the Plan (with respect to the Options granted hereby). Notwithstanding the foregoing, the Optionees’ rights under this Agreement and the Plan may not be materially impaired without the Optionees’ prior written consent.

Section 14. Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER

SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

Section 15. Withholding. As a condition to exercising this Option in whole or in part, the Optionee will pay, or make provisions satisfactory to the Company for payment of, any Federal, state and local taxes required to be withheld in connection with such exercise.

Section 16. Adjustment. In the event of any event described in Article X of the Plan occurring after the Grant Date, the adjustment provisions (including cash payments) as provided for under Article X of the Plan shall apply.

Section 17. Counterparts. This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

Section 18. Entire Agreement. This Agreement and the Plan (and the other writings referred to herein) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto.

Section 19. Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 20. Waiver of Jury Trial. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, trial by jury in any suit, action or proceeding arising hereunder.

IN WITNESS WHEREOF, the parties hereto have executed this Nonqualified Stock Option Agreement as of the date first written above.

NORANDA ALUMINUM HOLDING CORPORATION

By:
Name:
Title:

OPTIONEE

See attached signature page

[OPTIONEE]

By:
Name:
Title:

Address:

9 West 57th Street
43rd Floor
New York, New York 10019
Facsimile: (212) 515-3288
Attention: Eric L. Press

Number of Shares of Common Stock subject to Options:	[ ]

Option Price:	[ ]